                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED
                                   SUPPLEMENT
                                     TO THE
                          LOAN AND SECURITY AGREEMENT
                         DATED AS OF SEPTEMBER 21, 1998
                                    BETWEEN
                    COSINE COMMUNICATIONS, INC. ("BORROWER")
                                      AND
                 VENTURE LENDING & LEASING II, INC. ("LENDER")

--------------------------------------------------------------------------------

     This Amended and Restated Supplement is a Supplement identified in the document entitled Loan and Security Agreement dated as of September 21, 1998 between Borrower and Lender. This Supplement amends, restates and replaces in its entirety the Supplement executed by Borrower and Lender dated as of September 21, 1998 (the "Prior Supplement"). Exhibits "A" through "E" to the Prior Supplement shall be deemed attached hereto and made a part hereof without change; Exhibit "F" to the Prior Supplement shall be deemed replaced in its entirety by the form of Warrant attached hereto as Exhibit "F". All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Section 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling. Execution of this Supplement by the Lender and Borrower shall constitute execution of the Loan and Security Agreement.

     In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

     PART 1 - ADDITIONAL DEFINITIONS:

     "COMMITMENT": Lender commits to make Term Loans to Borrower up to the aggregate, original principal amount of Two Million Dollars ($2,000,000.00); and Lender commits to make Equipment Loans to Borrower up to the aggregate, original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00). Subject to the limitations set forth in this Supplement and the Loan and Security Agreement, a Loan may be advanced as an Equipment Loan, the proceeds of which shall be used to finance Borrower's acquisition or carrying of computer, research and development and general purpose office equipment, and software imbedded in or necessary to the use or operation of such equipment, or for tenant improvements at premises leased by Borrower. A Loan may also be advanced as a Term Loan, the proceeds of which shall be used by Borrower for general working capital purposes. Except to the extent the remaining Commitment is a lesser amount, each Equipment Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount of $50,000, and each Term Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount of $250,000 or a multiple thereof.

     "DESIGNATED RATE": The Designated Rate is fixed rate of interest per annum of (i) seven and one-half percent (7.50%) for each Equipment Loan, and (ii) seven and three-eighths percent (7.375%) for each Term Loan.

     "EQUIPMENT LOAN" means any Loan requested by Borrower and funded by Lender to finance Borrower's acquisition or carrying of specific items of Equipment, software or tenant improvements.

     "TERM LOAN" means any Loan requested by Borrower and funded by Lender for general working capital purposes of Borrower, and not to finance the acquisition or carrying of specific items of Equipment, software or tenant improvements.

     "TERMINAL PAYMENT": Each Terminal Payment shall be an amount equal to (i) ten percent (10%) of the original principal amount of the associated Equipment Loan, or (ii) seven and one-half percent (7.50%) of the original principal amount of the associated Term Loan.

     "TERMINATION DATE": The Termination Date is the earlier of (a) the date Lender may terminate making Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Agreement, or (b) June 30, 1999.

     "THRESHOLD AMOUNT": One Hundred Thousand Dollars ($100,000.00).

     PART 2 - ADDITIONAL COVENANTS AND CONDITIONS:

     ISSUANCE OF WARRANT TO LENDER. As additional consideration for the making of the Loans under the Loan and Security Agreement, upon the making of, and as a condition to, the initial Loan, Lender shall be entitled to receive a warrant to purchase 20,808 shares of Series A Preferred Stock of Borrower at a per share exercise price of $8.41; provided that if Series B Preferred Stock of the Borrower is issued and sold prior to June 30, 1999, then such warrant shall be exercisable at an initial exercise price equal to the per share price of such Series B Preferred Stock sold by the Borrower on the closing of such sale, and for a number of shares of Series B Preferred Stock having an aggregate exercise price of $175,000.00 (such shares of Series A or Series B Preferred Stock being "Warrant Shares"). With each availability of the remaining $1 million in Term Loans, the warrant shall vest, for additional Warrant Shares with a value equal to $50,000. With each funding of a Term Loan, the warrant shall vest, from time to time, for additional Warrant Shares with a value equal to 5% of the principal amount of the Term Loan. The warrant issued under this Agreement shall be in substantially the form attached hereto as Exhibit "C"; shall be transferable by Lender, subject to compliance with applicable securities laws; shall expire on June 30, 2006; and shall include piggy-back registration rights, "net issuance" provisions, and anti-dilution protections reasonably satisfactory to Lender and its counsel.

     COMPLETION OF DUE DILIGENCE; DISPOSITION OF COMMITMENT FEE. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrower's business and financial condition and prospects, and Lender's credit committee shall have approved the Commitment. If this condition is not satisfied, Lender shall refund to Borrower the $20,000 commitment fee previously paid to Lender. Lender agrees that with respect to each Loan advanced, on the Borrowing Date applicable to such Loan, Lender shall credit against the payments due from Borrower on such date in respect of such Loan an amount equal to the product of $20,000 and a fraction the numerator of which is the principal amount of such Loan and the denominator of which is $4,500,000, until the aggregate amount of such credits equals but does not exceed $20,000.

     CONDITION TO ADVANCES OF LOANS IN EXCESS OF $1MM. The funding of any Loan subsequent to the first $1,000,000.00 in original principal amount of Loans advanced shall be at the sole and absolute discretion of Lender based on Lender's assessment at the time of (i) Borrower's ratio of assets to liabilities and such other financial ratios as Lender determines appropriate, or (ii) the amount of equity capital raised by or committed to Borrower or the status of any corporate partnering arrangements or strategic alliances with third parties.

     LIMITATION ON EQUIPMENT LOANS. Each Equipment Loan shall be in an amount not to exceed one hundred percent (100%) of the amount paid or payable by Borrower to a non-affiliated manufacturer, vendor or dealer for an item of equipment as shown on an invoice therefor (excluding any commissions and any portion of the payment which relates to the servicing of the equipment and sales taxes payable by Borrower upon acquisition, and delivery charges); provided, however, that with respect to any item of Equipment which has either been owned by Borrower or in service for more than six (6) months as of the proposed Borrowing Date of the associated Equipment Loan, Lender shall not advance against such Equipment more than 100% of its book value. Lender reserves the right to approve each item of Equipment, software and any tenant improvements proposed by Borrower to be financed with proceeds of an Equipment Loan. The proceeds of any Equipment Loan used to finance Equipment previously financed by Silicon Valley Bank shall be used, as necessary, to repay loans outstanding from Silicon Valley Bank and to discharge such Bank's Liens against such Equipment.

     LIMITATION ON REIMBURSEMENT OF DOCUMENTATION COSTS. Borrower shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements expended or incurred by Lender in connection with (a) the preparation and negotiation of the Loan Documents, limited to $3,000 which will be deducted from the first funding, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to

Lender's rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document.

          PART 3 - ADDITIONAL REPRESENTATIONS:

          Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

          - Its chief executive office is located at: 1200 Bridge Parkway, Redwood City, CA.

          -    Its Equipment is located at: 1070 Sixth Avenue, Belmont, CA. and
          -    1200 Bridge Parkway, Redwood City, CA.

          -    Its Records are located at: 1200 Bridge Parkway, Redwood City,
               CA.

          - In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations:


          - Other than Its full corporate name, Debtor has conducted business using the following trade names or fictitious business names:
               NONE


          PART 4 - AMENDMENTS TO LOAN AND SECURITY AGREEMENT:

          AMENDMENT TO SECTION 2.10 AND DEFINITION OF COLLATERAL. Section 2.10 of the Loan and Security Agreement is hereby amended by replacing the last sentence of such section in its entirety with the following sentence:

          "Notwithstanding the foregoing, the security interest granted herein shall not extend to, and the term "Collateral" shall not include, any property, rights or licenses to the extent the granting of a security interest therein (i) would be contrary to applicable law, or (ii) is prohibited by or would constitute a default under any agreement of document governing such property, rights or licenses (but only to the extent such prohibition is enforceable under applicable law."

          AMENDMENT TO SECTION 6.1. Section 6.1 of the Loan and Security Agreement is hereby amended by adding the following new subsection (e) after subsection (d): "(e) Indebtedness of Borrower arising under any unsecured, convertible promissory notes, provided that the aggregate outstanding principal balance of such convertible promissory notes shall at no time exceed $1,500,000.00:

          PART 5 - ADDITIONAL LOAN DOCUMENTS:

          Form of Note                                       Exhibit "A"
          Form of Borrowing Request                          Exhibit "B"
          Form of Compliance Certificate                     Exhibit "C"
          Form of Grant of Security Interest in Patents Exhibit "D" Form of Grant of Security Interest in Trademark Exhibit "E"
          Form of Warrant                                    Exhibit "F"

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Supplement as of October 21, 1998.

                                        BORROWER:

                                        COSINE COMMUNICATIONS, INC.

                                        By: /s/ Curtis Dudnick
                                            -------------------------------

                                        Name: Curtis Dudnick
                                              -----------------------------

                                        Title: CFO
                                               ----------------------------

Address for Notices:                    Attn: Chief Financial Officer
                                        1200 Bridge Parkway
                                        Redwood City, CA 94065
                                        Fax # (650) 637-2453


                                        LENDER:

                                        VENTURE LENDING & LEASING II, INC.

                                        By: /s/ Salvador O. Gutierrez
                                            -------------------------------

                                        Name: Salvador O. Gutierrez
                                              -----------------------------

                                        Title: President
                                               ----------------------------

Address for Notices:                    Attn: Chief Financial Officer
                                        2010 North First Street, Suite 310
                                        San Jose, CA 95131
                                        Fax # (408) 436-8625

                                  EXHIBIT "A"

                                                                [Note No. X-XXX]


                            FORM OF PROMISSORY NOTE
                          [EQUIPMENT LOAN] [TERM LOAN]


$ ________________                                        _______________, 199__
                                                            San Jose, California

     The undersigned ("Borrower") promises to pay to the order of VENTURE LENDING & LEASING II, INC., a Maryland corporation ("Lender"), at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of __________________________ Dollars ($_______), with Basic Interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum of _______________ percent (____%) [7.50% FOR EQUIPMENT LOAN, OR 7.375% FOR TERM LOAN], and a Terminal Payment in the sum of [10% OF FACE AMOUNT OF EQUIPMENT LOAN, OR 7.50% IF A TERM LOAN] Dollars ($__________) payable on the Maturity Date.

     This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of September ___, 1998, between Borrower and Lender. Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

     Principal of and interest on this Note shall be payable as follows:

     On the Borrowing Date, Borrower shall pay (i) Basic Interest, in advance, on the outstanding principal balance of this Note at the Designated Rate for the period from the Borrowing Date through [THE LAST DAY OF THE SAME MONTH]; and (ii) a first (1st) amortization installment of principal and Basic Interest in the amount of _______________, in advance for the month of [FIRST FULL MONTH AFTER BORROWING DATE] and (iii) a [42ND IF AN EQUIPMENT LOAN, OR 30TH IF A TERM LOAN] amortization installment of principal and Basic Interest in the amount of $____________, in advance for the month of [DATE OF LAST REGULAR AMORTIZATION PAYMENT].

     Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each consecutive month thereafter, principal and Basic Interest shall be payable, in advance, in [39 OR 27, AS APPROPRIATE] equal consecutive installments of _______________________ Dollars ($__________) each, with a [40TH OR 28TH, AS APPROPRIATE] installment equal to the entire unpaid principal balance and accrued Basic Interest on _____________, 200__. The Terminal Payment amount shall be payable on [ONE MONTH LATER], 200__.

     Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrower shall pay such interest on demand.

                                  EXHIBIT "B"

                           FORM OF BORROWING REQUEST

[Date]

Venture Lending & Leasing II, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131

          Re: [Borrower]

Gentlemen:

          Reference is made to the Loan and Security Agreement dated as of
September   , 1998 (as amended from time to time, the "Loan Agreement", the capitalized terms used herein as defined therein), between Venture Lending & Leasing II, Inc. ("VLLI") and CoSine Communications, Inc. (the "Company").

          The undersigned is the ______________________ of the Company, and hereby requests on behalf of the Company a Loan under the Loan Agreement, and in that connection certifies as follows:

          1. The type of the proposed Loan is [an Equipment Loan] [a Term Loan]. The amount of the proposed Loan is _______________ and __/100 Dollars ($__________). The Borrowing Date of the proposed Loan is ____________, 199_.

          [2. The proceeds of the proposed Equipment Loan shall be used by the Company to acquire new [and to finance used] items of Equipment [and software and/or tenant improvements] described more particularly on Schedule I hereto, and on invoices and other documentation furnished to you with this Borrowing Request. As of the date hereof, the items of Equipment proposed to be financed with proceeds of the Equipment Loan are not subject to any third party Lien, and Lender shall have a first priority security interest in such Equipment as required under the Loan Agreement.]

          3. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of the Company contained in Article 3 of the Loan Agreement are true and correct, and the conditions precedent described in
Article 4 of the Loan Agreement have been met.

          4. No Material Adverse Change has occurred since the date of the most recent financial statements submitted to you by the Company.

          [5. Any other applicable representations or conditions]

          The Company shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

                                        Very truly yours,



                                        _____________________________________
                                        Name: _______________________________
                                        Title:_______________________________

                                   EXHIBIT C

                             COMPLIANCE CERTIFICATE


Venture Lending & Leasing II, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131

     Re: ____________

Gentlemen:

     Reference is made to the two Loan and Security Agreement dated as of _______________ (as the same have been and may be amended from time to time, the "Loan Agreement", the capitalized terms used herein as defined therein), between Venture Lending & Leasing II, Inc., on one hand and _______________ (the "Company") on the other.

     The undersigned authorized representative of the Company hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in complete compliance for the period ending _______________ of all required conditions and terms except as noted below. Attached herewith are the required documents supporting the above certification. The representative further certifies that these are prepared in accordance with Generally Accepted Accounting Principles and are consistent from one period to the next except as explained below.

         Indicate compliance status by circling Yes/No under "Complies"

REPORTING REQUIREMENT              REQUIRED                      COMPLIES



Interim Financial Statements       Monthly within 45 days         YES/NO
Audited Financial Statements       FYE within 90 days             YES/NO

FINANCIAL COVENANTS                REQUIRED                      COMPLIES



REQUIRED EXPLANATIONS:



_______________________________________________________________________________

_______________________________________________________________________________


                                   Very Truly Yours,

                                   By:__________________________

                                   Name:________________________

                                   Its:_________________________

                                                                       EXHIBIT D

                     GRANT OF SECURITY INTEREST IN PATENTS

     This Agreement is made as of September 21, 1998, between CoSine Communications, Inc., a California corporation, having a mailing address at 1070 Sixth Avenue, Belmont, California 94002 ("Debtor"), and Venture Lending & Leasing II, Inc. ("Secured Party"). Secured Party's address is 2010 North First Street, Suite 310, San Jose, California 95131.

                                    RECITALS

     A. Debtor owns the Patents and Patent applications listed on Schedule 1 hereto, and is a party to the Patent Licenses listed on Schedule 1 hereto;

     B. Debtor and Secured Party are parties to a Loan and Security Agreement of even date herewith (as the same may be amended from time to time, the "Loan Agreement");

     C. Pursuant to the terms of the Loan Agreement, Debtor has granted to Secured Party a security interest in certain personal property assets of Debtor, including all right, title and interest of Debtor in, to and under all of Debtor's Patents (as defined in the Loan Agreement), all of Debtor's Patent applications and all of Debtor's Patent Licenses (as defined in the Loan Agreement), whether presently existing or hereafter arising or acquired, and all products and proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents, to secure the payment of the Obligations (as defined in the Loan Agreement);

     C. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises, Debtor hereby agrees with Secured Party as follows:

          1. To secure the complete and timely satisfaction of all Indebtedness, Debtor hereby grants, to Secured Party a continuing security interest in and lien on all of Debtor's entire right, title and interest in and to the Patents, Patent applications and Patent Licenses listed on Schedule 1 hereto (as the same may be amended pursuant hereto from time to time), including, without limitation, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof (collectively called the "Patents").

          2.   Debtor covenants and warrants that:

               (a) The Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

               (b) To the best of Debtor's knowledge, each of the Patents is valid and enforceable and Debtor has notified Secured Party in writing of all prior art (including public uses and sales) of which it is aware;

               (c) Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, shop rights and covenants by Debtor not to sue third persons, except (i) Permitted Liens; and (ii) any license disclosed in
Schedule 1; and

               (d) Debtor has the unqualified right to enter into this Agreement and perform its terms.

          3. Debtor agrees that, until all of the Obligations shall have been satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with Debtor's obligations under this Agreement, without Secured Party's prior written consent; provided, that so long as no Default or Event of Default shall have occurred and be continuing, Debtor may grant licenses to third parties to use the Patents in the ordinary course of business of both Debtor and such third party on arm's length and customary business terms.

          4. IF, BEFORE THE OBLIGATIONS SHALL HAVE BEEN SATISFIED IN FULL, DEBTOR SHALL OBTAIN RIGHTS TO ANY NEW PATENTABLE INVENTIONS, OR BECOME ENTITLED TO THE BENEFIT OF ANY PATENT APPLICATION OR PATENT FOR ANY REISSUE, DIVISION, CONTINUATION, RENEWAL, EXTENSION, OR CONTINUATION-IN-PART OF ANY PATENT OR ANY IMPROVEMENT ON ANY PATENT, THE PROVISIONS OF PARAGRAPH 1 SHALL AUTOMATICALLY APPLY THERETO AND DEBTOR SHALL GIVE TO SECURED PARTY PROMPT NOTICE THEREOF IN WRITING.

          5. Debtor authorizes Secured Party unilaterally to modify this Agreement by amending Schedule 1 to include any future Patents and Patent applications which are Patents under paragraph 1 or 4 hereof.

          6. If any Event of Default shall have occurred and be continuing, Secured Party shall have, in addition to all other rights and remedies given it by this Agreement or any other Loan Document, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents may be located and, without limiting the generality of the foregoing, Secured Party may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to Debtor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, the whole or from time to time any part of the Patents, or any interest which the Debtor may have therein, and after deducting from the proceeds of sale or other disposition of the Patents all expenses (including reasonable expenses for brokers' fees and legal services), shall apply the residue of such proceeds toward the payment of the Indebtedness. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to Debtor. Notice of any sale or other disposition of the Patents shall be given to Debtor at least ten (10) days before the time of any intended public or private sale or other disposition of the Patents is to be made, which Debtor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition Secured Party may, to the extent permissible under applicable law, purchase the whole or any part of the Patents sold, free from any right of redemption on the part of Debtor, which right is hereby waived and released.

        7. Debtor hereby authorizes and empowers Secured Party to make, constitute and appoint any officer or agent of Secured Party, as Secured Party may select in its exclusive discretion, as Debtor's true and lawful attorney-in-fact, with the power, after and during the continuance of an Event of Default, to endorse Debtor's name on all applications, documents, papers and instruments necessary for Secured Party to use the Patents, or to grant or issue any exclusive or nonexclusive license under the Patents to any third person, or necessary for Secured Party to assign, pledge, convey or otherwise transfer title in or dispose of the Patents to any third person as a part of Secured Party's realization on such collateral upon acceleration of the Obligations following an Event of Default. Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney being coupled with an interest shall be irrevocable for the life of this Agreement.

        8. At such time as Debtor shall completely satisfy all of the Obligations this Agreement shall terminate and Secured Party shall execute and deliver to Debtor all instruments as may be necessary or proper to release the security interests granted herein, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

        9. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by Secured Party in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Patents, or in defending or prosecuting any actions or proceedings arising out of or related to the Patents, shall be borne and paid by Debtor on demand by Secured Party and until so paid shall be added to the principal amount of the Obligations.

        10. Debtor shall have the duty, to prosecute diligently any Patent applications pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to make application on unpatented but patentable inventions and to preserve and maintain all rights in Patent applications and Patents, including, without limitation, the payment of all maintenance fees. Any expenses incurred in connection with such an application shall be borne by Debtor. The Debtor shall not abandon any right to file a Patent application, or any pending Patent application or Patent without the consent of Secured Party, which consent shall not be unreasonably withheld.

     11.  Intentionally Deleted.

     12. No course of dealing between Debtor and Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     13. All of Secured Party's rights and remedies with respect to the Patents, whether established hereby or by the Loan Agreement or any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

     14. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any clause or provision of this Agreement in any jurisdiction.

     15. This Agreement is subject to modification only by a writing signed by both parties, except as provided in paragraph 5.

     16. This Agreement shall be binding upon Debtor and Secured Party and their respective permitted successors and assigns, and shall inure to the benefit of Debtor, Secured Party and the respective permitted successors and assigns of Debtor and Secured Party.

            17. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of California.

      WITNESS the execution hereof under seal as of the day and year first above written.

                                          COSINE COMMUNICATIONS, INC.


                                          By:
                                             ---------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------


                                          VENTURE LENDING & LEASING II, INC.


                                          By:
                                             ---------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------

                                 SCHEDULE 1 TO
                     GRANT OF SECURITY INTEREST IN PATENTS



A.    PATENTS AND PATENT APPLICATIONS:

 Application          Issue or                Expiration
or Patent No.        Filing Date                 Date            Title
-------------        -----------              ----------         -----











B.    PATENT LICENSES:

Corresponding          Date License                                    Termination
  Patent No.             Granted                   Licensee               Date
-------------          ------------               -----------          -----------











                                                                       EXHIBIT E

                    GRANT OF SECURITY INTEREST IN TRADEMARK

     THIS AGREEMENT is made as of September 21, 1998, between CoSine Communications, Inc., a California Corporation, having a mailing address at 1070 Sixth Avenue, Belmont, California 94002 ("Debtor"), and Venture Lending & Leasing II, Inc. ("Secured Party"). Secured Party's address is 2010 North First Street, Suite 310, San Jose, California 95131.

                                    RECITALS

     A. Debtor owns the Trademarks, Trademark registrations and Trademark applications listed on Schedule 1 hereto, and is a party to the Trademark Licenses listed on Schedule 1 hereto:

     B. Debtor and Secured Party are parties to a Loan Agreement of even date herewith (as the same may be amended from time to time, the "Loan Agreement");

     C. Pursuant to the terms of the Loan Agreement, Debtor has granted to Secured Party a security interest in certain personal property assets of Debtor, including all right, title and interest of Debtor in, to and under all Borrower's Trademarks (as defined in the Loan Agreement), Trademark registrations, Trademark applications and Trademark Licenses (as defined in the Loan Agreement), whether presently existing or hereafter arising or acquired, together with the goodwill of the business symbolized by the Trademarks and the applications therefor and the registrations thereof, and all products and proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement or dilution thereof or injury to the associated goodwill, to secure the payment of all amounts owing under the Loan Agreement.

     D. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises, Debtor hereby agrees with Secured Party as follows:

          1. To secure the complete and timely satisfaction of all Obligations, Debtor hereby grants, to Secured Party a continuing security interest in and lien on all of Debtor's right, title and interest in and to the Trademarks, Trademark applications and Trademark Licenses listed on Schedule 1 hereto (as the same may be amended pursuant hereto from time to time), including, without limitation, all renewals thereof, all proceeds of infringement suits, the right to sue for past, present and future infringements and all rights corresponding thereto throughout the world (all of the foregoing are collectively called the "Trademarks"), and the goodwill of the business to which each of the Trademarks relates.

     2.   Debtor covenants and warrants that:

          (a) The Trademarks are subsisting and have not been adjudged invalid or unenforceable;

          (b) To the best of Debtor's knowledge, each of the Trademarks is valid and enforceable;

          (c) No claim has been made that the use of any of the Trademarks does or may violate the rights of any third person;

          (d) Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Trademarks, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignment, licenses, registered user agreements and covenants by Debtor not to sue third persons, except (i) Permitted Liens; and
(ii) any license disclosed in Schedule 1;

          (e) Debtor has the unqualified right to enter into this Agreement and perform its terms;

          (f) Debtor has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Trademarks; and

          (g) Debtor has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Trademarks.

     3. Debtor hereby grants to Secured Party and its employees and Secured Party the right to visit Debtor's plants and facilities which manufacture, inspect or store products sold under any of the Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours. Debtor shall do any and all acts required by Secured Party to ensure Debtor's compliance with paragraph 2(g).

     4. Debtor agrees that, until all of the Obligations shall have been satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with Debtor's obligations under this Agreement, without Secured Party's prior written consent; provided that so long as no Default or Event of Default shall have occurred and be continuing, Debtor may grant licenses to third parties to use the Trademarks in the ordinary course of business of both Debtor and such third party on arm's length and customary business terms.

     5.   IF, BEFORE THE OBLIGATIONS SHALL HAVE BEEN SATISFIED IN

FULL, DEBTOR SHALL OBTAIN RIGHTS TO ANY NEW TRADEMARKS, THE PROVISIONS OF PARAGRAPH 1 SHALL AUTOMATICALLY APPLY THERETO AND DEBTOR SHALL GIVE SECURED PARTY PROMPT WRITTEN NOTICE THEREOF.

          6. Debtor authorizes Secured Party unilaterally to modify this Agreement by amending Schedule 1 to include any future Trademarks and Trademark applications covered by paragraphs 1 and 5 hereof.

          7. If any Event of Default shall have occurred and be continuing, Secured Party shall have, in addition to all other rights and remedies given it by this Agreement or any other Loan Document, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks may be located and, without limiting the generality of the foregoing, the Secured Party may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to Debtor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, all or from time to time any of the Trademarks, or any interest which the Debtor may have therein, and after deducting from the proceeds of sale or other disposition of the Trademarks all expenses (including all reasonable expenses for brokers' fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to Debtor. Notice of any sale or other disposition of the Trademarks shall be given to Debtor at least ten (10) days before the time of any intended public or private sale or other disposition of the Trademarks is to be made, which Debtor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition Secured Party or its Secured Party may, to the extent permissible under applicable law, purchase the whole or any part of the Trademarks sold, free from any right of redemption on the part of Debtor, which right is hereby waived and released.

          8. At such time as Debtor shall completely satisfy all of the Obligations this Agreement shall terminate and Secured Party shall execute and deliver to Debtor all instruments as may be necessary or proper to release the security interests granted herein, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

          9. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by Secured Party in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Trademarks, shall be borne and paid by Debtor on demand by Secured Party and until so paid shall be added to the principal amount of the Obligations.

     10. Debtor shall have the duty, through counsel reasonably acceptable to Secured Party, to prosecute diligently any Trademark applications pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to make federal application on registrable but unregistered Trademarks, to file and prosecute opposition and cancellation proceedings and to do any and all acts which are necessary or desirable to preserve and maintain all rights in the Trademarks. Any expenses incurred in connection with the Trademarks shall be borne by Debtor. The Debtor shall not abandon any Trademark without the consent of Secured Party, which consent shall not be unreasonably withheld.

     11.  Intentionally Deleted.

     12. Debtor hereby authorizes and empowers Secured Party to make, constitute and appoint any officer or Secured Party of Secured Party as Secured Party may select, in its exclusive discretion, as Debtor's true and lawful attorney-in-fact, with the power, after and during the continuance of an Event of Default, to endorse Debtor's name on all applications, documents, papers and instruments necessary for Secured Party to use the Trademarks, or to grant or issue any exclusive or nonexclusive license under the Trademarks to anyone else, or necessary for Secured Party to assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks to any third person as a part of Secured Party's realization on such collateral upon acceleration of the Obligations following an Event of Default. Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney being coupled with an interest shall be irrevocable for the life of this Agreement.

     13. If Debtor fails to comply with any of its obligations hereunder, Secured Party may do so in Debtor's name or in Secured Party's name, but at Debtor's expense, and Debtor hereby agrees to reimburse Secured Party in full for all expenses, including reasonable attorney's fees, incurred by Secured Party in protecting, defending and maintaining the Trademarks.

     14. No course of dealing between Debtor and Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege.

     15. All of Secured Party's rights and remedies with respect to the Trademarks, whether established hereby or by the Loan Agreement or any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently.

          16. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

          17. This Agreement is subject to modification only by a writing signed by both parties, except as provided in paragraph 6.

          18. This Agreement shall be binding upon Debtor and Secured Party and their respective permitted successors and assigns, and shall inure to the benefit of Debtor, Secured Party and the respective permitted successors and assigns, of Secured Party and Debtor.

            19. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of California.

      WITNESS the execution hereof under seal as of the day and year first above written.

                                          COSINE COMMUNICATIONS, INC.


                                          By:
                                             ---------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------


                                          VENTURE LENDING & LEASING II, INC.


                                          By:
                                             ---------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------

                                 SCHEDULE 1 TO
                    GRANT OF SECURITY INTEREST IN TRADEMARK



A.    TRADEMARK AND TRADEMARK APPLICATIONS:

  Application            Issue or                Expiration
or Trademark No.        Filing Date                 Date            Title
----------------        -----------              ----------         -----











B.    TRADEMARK LICENSES:

Corresponding          Date License                                 Termination
Trademark No.            Granted                Licensee               Date
-------------          ------------             --------            -----------











                                                                    EXHIBIT 10.9

                                                                       EXHIBIT F

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                              WARRANT TO PURCHASE

                           SHARES OF PREFERRED STOCK

                                       OF

                          COSINE COMMUNICATIONS, INC.

                           (Void after June 30, 2006)

     For value received, VENTURE LENDING & LEASING II, INC. (the "Original Holder"), and any person to whom the interest in this Warrant is lawfully transferred (the Original Holder and such transferees are referred to hereinafter as the "Holder"), is entitled to purchase, subject to the terms and conditions set forth herein, for the warrant exercise price per share and having an aggregate warrant exercise price, each as set forth in Section 1 below, that number of fully paid and nonassessable shares of the preferred stock, as hereinafter defined, of CoSine Communications, Inc., a California corporation (the "Company"). This Warrant is being issued in connection with, and as required by, that certain Loan and Security Agreement dated as of even date herewith by and between the Company and the Original Holder (the "Loan and Security Agreement").

     1.   Exercise of Warrant Payment for Shares.

          (a) Preferred Stock. The Holder of this Warrant is entitled to purchase, subject to the terms and conditions set forth herein, that number of the Company's currently authorized Series A Preferred Stock (the "Series A Preferred Stock") as calculated pursuant to Section 1(b)(i) below; provided, however, that if Series B Preferred Stock (the "Series B Preferred Stock") is issued and sold by the Company prior to June 30, 1999, then this Warrant shall be exercisable exclusively for that number of the Company's duly authorized and issued Series B Preferred Stock as calculated pursuant to Section 1(b)(ii) below. For purposes of this Warrant, the term "Preferred Stock" shall mean the Series A Preferred Stock; provided, however, that if this Warrant is exercisable for Series B Preferred Stock pursuant to the terms and conditions set forth above, then the term "Preferred Stock" shall mean the Series B Preferred Stock.

     (b) Warrant Exercise Price; Number of Shares. For purposes of this Warrant, the initial warrant exercise price shall be $8.41 per share of Series A Preferred Stock; provided, however, that if this Warrant is exercisable for Series B Preferred Stock, pursuant to the terms and conditions set forth in
Section 1(a) above, then the initial warrant exercise price shall be equal to the per share price of the Series B Preferred Stock as sold by the Company on the closing of the sale of the Series B round (the "Warrant Exercise Price"). The Warrant Exercise Price is subject to adjustment from time to time as set forth in Section 4 hereof.

          (i) The total number of shares of Series A Preferred Stock issuable under this Warrant shall be calculated by dividing the then applicable Aggregate Warrant Exercise Price, as determined in Section 1(c) hereof, by the then applicable Warrant Exercise Price, as set forth herein.

          (ii) The total number of shares of Series B Preferred Stock issuable under this Warrant shall be calculated by dividing the then applicable Aggregate Warrant Exercise Price, as determined in Section 1(c) hereof, by the then applicable Warrant Exercise Price, as set forth herein.

          (c) Increase in Number of Shares. Initially upon issuance this Warrant shall be immediately exercisable for 20,808 shares of Series A Preferred Stock of Borrower at a per share exercise price of $8.41; provided that if Series B Preferred Stock of the Borrower is issued and sold prior to June 30, 1999, then this Warrant shall be exercisable initially for a number of shares of Series B Preferred Stock having an Agreement Warrant Exercise price of $175,000.00 (i.e. 5% of $3,500,000). The total number of shares of Preferred Stock issuable under this Warrant at the Warrant Exercise Price shall be increased from time to time by

- that number of shares having an Aggregate Warrant Exercise Price equal to five percent (5.0%) of the Term Loan commitment amount beyond $1 million upon the Lender's making available that remaining portion of the working capital facility as set forth in the Loan and Security Agreement;

- the total number of shares of Preferred Stock issuable under this Warrant at the Warrant Exercise Price shall be increased from time to time by that number of shares having an Aggregate Warrant Exercise Price equal to five percent (5.0%) of the original principal amount of each Term Loan advanced under the working capital facility set forth in the Loan and Security Agreement.

          (d) Exercise Period. This Warrant is exercisable from the date of issuance, and will expire and be void, to the extent not previously exercised pursuant to the terms hereof at 5:00 p.m., California time, on June 30, 2006 (the "Expiration Date").

          (e) Method of Exercise: Cash Payment. The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part for up to the total number of shares remaining available to exercise by the surrender of this Warrant (with the Notice of Exercise in the form attached hereto as duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds of an amount in each case equal to the then applicable Warrant Exercise Price per share multiplied by the number of Shares then being purchased.

          (f) Net Exercise Option: The Holder, in lieu of exercising this Warrant by the payment of the Warrant Exercise Price pursuant to class (e) of this Section 1, may elect, at any time on or before the Expiration Date, to receive that number of shares of Preferred Stock equal to the quotient of: (i) the difference between (A) the Per Share Price (as hereinafter defined) of the Preferred Stock, less (B) the Warrant Exercise Price then in effect, multiplied by the number of shares of Preferred Stock the Holder would otherwise have been entitled to purchase hereunder (or such lesser number of shares as the Holder may designate in the case of a partial exercise of this Warrant); over (ii) the Per Share Price. Election to exercise under this section may be made by delivering a signed Notice of Exercise in the form attached hereto to the Company together with delivery of the warrant, and shall be effective upon the date of receipt by the Company. For purposes of this paragraph (f), "Per Share Price" means the product of: (i) the greater of (A) the closing price of the Company's Common Stock as quoted by NASDAQ or listed on any exchange, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the trading day immediately prior to the date of the Holder's election hereunder or, (B) if applicable at the time of or in connection with the exercise under clause (g) of this Section 1, the gross sales price of one share of the Company's Common Stock pursuant to a registered public offering or that amount which shareholders of the Company will receive for each share of Common Stock pursuant to a merger, reorganization or sale of assets; and (ii) that number of shares of Common Stock into which each share of Preferred Stock issued pursuant to this warrant is convertible. If the Company's Common Stock is not quoted by NASDAQ or listed on an exchange, the Per Share Price of the Preferred Stock (or the equivalent number of shares of Common Stock into which such Preferred Stock is convertible) shall be the price per share which the Company would obtain from a willing buyer for shares sold by the Company from authorized but unissued shares as such price shall be agreed upon by the Holder and the Company or, if agreement cannot be reached within ten (10) business days of the Holder's election hereunder, as such price shall be determined by a panel of three (3) appraisers, one (1) to be chosen by the Company, one (1) to be chosen by the Holder and the third to be chosen by the first two (2) appraisers. If the appraisers cannot reach agreement within 30 days of the Holder's election hereunder, then each appraiser shall deliver its appraisal and the appraisal which is neither the highest nor the lowest shall constitute the Per Share Price. In the event either party fails to choose an appraiser within 30 days of the Holder's election hereunder, then the appraisal of the sole appraiser shall constitute the Per Share Price. Each party shall bear the cost of the appraiser selected by such party and the cost of the third appraiser shall be borne one-half by each party. In the event either party fails to choose an appraiser, the cost of the sole appraiser shall be borne one-half by each party.

            (g) Delivery of Instruments. If pursuant to the Company's Articles of Incorporation, as amended, an event causing automatic conversion of the Company's Preferred Stock shall have occurred prior to the exercise of this Warrant, in whole or in part, then this Warrant shall be exercisable for the number of shares of Common Stock of the Company into which the Preferred Stock not purchased upon any prior exercise of the Warrant would have been so converted (and, where the context requires, reference to "Preferred Stock" shall be deemed to include such Common Stock). The Company agrees that the shares of Preferred Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which the Notice of Exercise shall have been received by the Company and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Preferred Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (f) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant to the Holder hereof within a reasonable time so that the Holder of the Warrant shall have the right to receive, at an Aggregate Warrant Exercise Price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Preferred Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

            (h) Supplement to Warrant. As soon as reasonably practicable after the occurrence or non-occurrence of the latest event or condition necessary to determine (i) the actual number and type of shares of the Company's Preferred Stock issuable upon exercise of this Warrant and (ii) the initial Warrant Exercise Price, the Company shall execute and deliver a supplement to this Warrant in substantially the form of Exhibit "A" attached hereto, completed with such quantity and price terms and other information as have been determined as a result of the occurrence or non-occurrence of such events or conditions. The provisions of such supplement, once completed and executed, shall control the interpretation and exercise of this Warrant.

      2.    Limitation on Transfer.

            (a) The Warrant and the Preferred Stock shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended (the "Act"). Each holder of this Warrant or the Preferred Stock issuable hereunder will cause any proposed transferee of the Warrant of Preferred Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

            (b) Each certificate representing (i) this Warrant, (ii) the Preferred Stock, (iii) shares of the Company's Common Stock issued upon conversion of the Preferred Stock and (iv) any other securities issued in respect to the Preferred Stock or Common Stock issued upon conversion of the Preferred Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          (e) The Holder of this Warrant and each person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer), in addition to those representations and warranties contained in Section 17 hereof, that it will not transfer the Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

     3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Preferred Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Preferred Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Preferred Stock may be listed. The Company will not take any action which would result in any adjustment of the Warrant Exercise Price (as defined in Section 4 hereof) (i) if the total number of shares of Preferred Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Preferred Stock then outstanding and all shares of Preferred Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Preferred Stock then authorized by the Company's Articles of Incorporation, or (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Preferred Stock together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation.

     4. Adjustment of Warrant Exercise Price; Number of Shares. The Warrant Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Warrant Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

          4.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Preferred Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Preferred Stock of the Company shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased.

          4.2 Dividends in Preferred Stock, Other Stock Property, Reclassification. If at any time or from time to time the holders of Preferred Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

               (a) Preferred Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Preferred Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

               (b) any cash paid or payable otherwise than as a cash dividend, or

          (c) Preferred Stock or other or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Preferred Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above).

Then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Preferred Stock receivable thereupon, and without payment of any additional consideration therefore, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Preferred Stock as of the date on which holders of Preferred Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

     4.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Preferred Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation, provisions for adjustments of the Warrant Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

     4.4 Notice of Adjustment. Upon any adjustment of the Warrant Exercise Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of the Warrant at the address of such Holder as shown on the books of the Company. The notice shall be in substantially the form of Exhibit "A" hereto, signed by an executive officer of the Company and shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method calculation and the facts upon which shall such calculation is based.

     4.5  Other Notices. If at any time:

          (a) the Company shall declare any cash dividend upon its Preferred Stock;

          (b) the Company shall declare any dividend upon its Preferred Stock payable in stock or make any special dividend or other distribution to the holders of its Preferred Stock;

          (c) the Company shall offer for subscription pro rata to the holders of its Preferred Stock any additional shares of stock of any class or other rights;

          (d) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

          (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

               (f) The Company shall take or propose to take any other action, notice of which is actually provided to holders of the Preferred Stock;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (i) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 20 days' written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Preferred Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause
(ii) shall also specify the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

     5. Issue Tax. The issuance of certificates for shares of Preferred Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     6. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Preferred Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

     7. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Preferred Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Warrant Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     8. Registration Rights. The Company hereby grants registration rights to the Holder of this Warrant for any common stock of the Company issued upon conversion of the shares of Preferred Stock obtained upon exercise hereof, equivalent to the registration rights granted to the investors party to that certain Rights Agreement, dated November 7, 1997, among the Company, the purchasers listed on Exhibit A attached thereto and Dean Hamilton, as an individual, (the "Rights Agreement"), except that the Holder will not have any of the registration rights set forth in Section 5 of the Rights Agreement.

     9. "Market Stand-Off" Agreement. Each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any common stock (or other securities) of the Company held by such Holder during a period of time determined by the Company and its underwriters (not to exceed 180 days in the event of the Company's initial public offering and 90 days in the event of any other public offering) following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company who then hold common stock (or other securities) of the Company enter into similar agreements. Each Holder further agrees, if so requested by the Company or its underwriters, to enter into an lock-up agreement evidencing the terms of this clause in a form satisfactory to the

Company and such underwriter. The Company may impose stop-transfer instructions with respect to the common stock (or securities) subject to the foregoing restriction until the end of said period.

      10. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the Company, of the Holder of this Warrant and of the holder of shares of Preferred Stock issued upon exercise of this Warrant, contained in Sections 6, 8 and 9 shall survive the exercise of this Warrant.

      11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      12. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier (ii) upon confirmation of receipt if by telecopy or (iii) three business days after deposit in the US mail, with postage prepaid and certified or registered, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

      13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Preferred Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assign of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights to which the Holder hereof shall continue to be entitled after such exercise in accordance with this Warrant, provided, that the failure of the Holder hereof to make any such request shall not affect the continuing obligation of the Company to the Holder hereof in respect of such rights.

      14. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California.

      15. Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company shall at its expense make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      16. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any factional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Warrant Exercise Price.

      17. Representations of Holder. With respect to this Warrant, Holder and each person to whom this Warrant is subsequently transferred represents and warrants to the Company as follows:

            17.1 Experience. The Holder is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company; and understands that investment in the Warrant involves substantial risks; the Holder has made detailed inquiries concerning the Company, its business and services, its officers and its personnel; the officers of the Company have made available to Holder any and all written information that the Holder has requested; the officers of the Company have answered to Holder's satisfaction all inquiries made by it; in making this investment the Holder has relied upon information made available to it by the Company and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant; and the Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risk of that investment.

          17.2 Investment. The Holder is acquiring the Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Act. It understands that the Warrant, the shares of Preferred Stock issuable upon exercise thereof and the shares of Common Stock issuable upon conversion of the Preferred Stock, have not been registered under the Act nor qualified under applicable state securities laws.

          17.3 Rule 144. The Holder acknowledges that the Warrant, the Preferred Stock and the Common Stock must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

          17.4 Access to Data. The Holder has had an opportunity to discuss the Company's business management and financial affairs with the Company's management and has had the opportunity to inspect the Company's facilities.

     18. Additional Representations and Covenants of the Company. The Company hereby represents, warrants and agrees as follows:

          18.1 Corporate Power. The Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

          18.2 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this has been taken. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms.

          18.3 Offering. Subject in part to the truth and accuracy of Holder's representations set forth in Section 17 hereof, the offer, issuance and sale of the Warrant is, and the issuance of Preferred Stock upon exercise of the Warrant and the issuance of Common Stock upon conversion of the Preferred Stock will be exempt from the registration requirements of the Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

          18.4 Stock Issuance. Upon exercise of the Warrant, the Company will use its best efforts to cause stock certificates representing the shares of Preferred Stock purchased pursuant to the exercise to be issued in the individual names of Holder, its nominees or assignees, as appropriate at the time of such exercise. Upon conversion of the shares of Preferred Stock to shares of Common Stock, the Company will issue the Common Stock in the individual names of Holder, its nominees or assignees, as appropriate.

          18.5 Articles and By-Laws. The Company has provided Holder with true and complete copies of the Company's Articles of Incorporation, By-Laws, and each Certificate of Determination or other charter document setting forth any rights, preferences and privileges of Company's capital stock, each as amended and in effect on the date of issuance of this Warrant.

          18.6 Conversion of Preferred Stock. As of the date hereof, each share of the Series A Preferred Stock is convertible into four shares of the Common Stock.

          18.7 Financial and Other Reports. From time to time up to the earlier of the Expiration Date or the complete exercise of this Warrant, the Company shall furnish to Holder (i) within 90 days after the close of each fiscal year of the Company, an audited balance sheet and statement of changes in financial position at and as of the end of such fiscal year, together with an audited statement of income for such fiscal year, (ii) within 30 days after the close of each fiscal month, and unaudited balance sheet at and as of the end of such month, together with an unaudited income statement for such month and for that portion of the Company's fiscal year ending with that month; provided, however, that upon the closing of a public offering of the Company's Common Stock, the Company shall thereafter furnish, within 45 days after the close of each fiscal quarter of the Company, an unaudited balance sheet and statement of cash flows at and as of the end of such quarter, together with an unaudited statement of income for such quarter; and (iii) promptly after sending, making available, or filing, copies of all reports, proxy statements, and financial statements that the Company sends or makes available to its shareholders and all registration statements and reports that the Company files with the SEC or any other governmental or regulatory authority.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 21st day of October, 1998.


COSINE COMMUNICATIONS, INC.

By:
   ----------------------------
Title:
      -------------------------

                               NOTICE OF EXERCISE

                  (To be signed only upon exercise of Warrant)

To:  CoSine Communications, Inc. (the "Company")

     [IF APPLICABLE] The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, [(1) See Below] __________________ (______) shares (the "Shares") of Series __ Preferred Stock of CoSine Communications, Inc. (the "Company") and herewith makes payment of ________________ Dollars ($______) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _______________________, whose address is __________________________.

     [IF APPLICABLE] The undersigned hereby elects to exercise its net issuance rights to convert ______ percent (___%) of the value of the Warrant pursuant to the provisions of Section 1(f) of the Warrant.

The undersigned represents that it is acquiring such Preferred Stock for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (subject, however, to any requirements of law that the disposition thereof shall at all times be within its control).


                                        Dated    _____________________________

                                        Holder:  _____________________________

                                        By:      _____________________________

                                        Its:     _____________________________


                                        (Address)

                                        ______________________________________

                                        ______________________________________


(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Preferred Stock covered thereby set forth hereinbelow, into:


Name of Assignee                   Address             No. of Shares
-----------------------------------------------------------------------------











                                        Dated:  _______________________

                                        Holder: _______________________

                                        By:     _______________________

                                        Its:    _______________________

                                  EXHIBIT "A"

                         [On Letterhead of the Company]

          Reference is hereby made to that certain Warrant dated _____, 199_, issued by CoSine Communications, Inc., a California corporation (the "Company"), to VENTURE LENDING & LEASING II, INC., a Maryland corporation (the "Original Holder").

     [IF APPLICABLE] The Warrant provides that the actual number of shares of the Company's capital stock issuable upon exercise of the Warrant and the initial exercise price per share are to be determined by reference to one or more events or conditions subsequent to the issuance of the Warrant. Such events or conditions have now occurred or lapsed, and the Company wishes to confirm the actual number of shares issuable and the initial exercise price. The provisions of this Supplement to Warrant are incorporated into the Warrant by this reference, and shall control the interpretation and exercise of the Warrant.

     [IF APPLICABLE] Notice is hereby given pursuant to Section 4.5 of the Warrant that the following adjustment(s) have been made to the Warrant [describe adjustments, setting forth details regarding method of calculation and facts upon which calculation is based].

     This certifies that the Holder is entitled to purchase from the Company ________________________________ (________) fully paid and nonassessable shares of the Company's _____ Preferred Stock at a price of ______ Dollars ($_____) per share (the "Warrant Exercise Price"). The Warrant Exercise Price and the number of shares purchasable under the Warrant remain subject to adjustment as provided in Section 4 of the Warrant.

     Executed this ___ day of ___, 199__.


                                        COSINE COMMUNICATIONS, INC.


                                        By: _________________________

                                        Name: _______________________

                                        Title: ______________________



                                       12